SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: June 25, 2004

Date of earliest event reported: June 10, 2004

JOHNSONDIVERSEY, INC.

(Exact name of registrant as specified in its charter)

Commission file number: 333-97427

Delaware	39-1877511
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

8310 16th Street Sturtevant, Wisconsin	53177-0902
(Address of principal executive offices)	(ZIP Code)

Registrant’s telephone number, including area code: (262) 631-4001

Item 2. Acquisition or Disposition of Assets

On June 10, 2004, JohnsonDiversey, Inc. (the “Company”) completed the sale of Whitmire Micro-Gen Research Laboratories, Inc. (“Whitmire Micro-Gen”), a wholly-owned subsidiary that manufactures and supplies insecticides and equipment to the professional pest management industry in the U.S., to Sorex Holdings, Ltd. (“Sorex”), a leading European pest-control manufacturer headquartered in the United Kingdom, for a purchase price of $46 million in cash plus the assumption of certain liabilities. The purchase price is subject to various post-closing adjustments, principally with regard to changes in working capital, and provides for additional earnout provisions based on future Whitmire Micro-Gen sales.

The divestiture of Whitmire MicroGen will be accounted for and disclosed as a discontinued operation in the Company’s consolidated financial statements and related footnotes for the fiscal quarter ended July 2, 2004.

As previously announced in previous annual and quarterly filings with the Securities and Exchange Commission, the Company had determined that the Whitmire Micro-Gen business was no longer part of the overall corporate strategic focus and therefore had been seeking a buyer.

Item 7. Financial Statements and Exhibits

(c)	Exhibits

2.1	Stock Purchase Agreement by and among JWP Investments, Inc., Sorex Holdings, Ltd. and Whitmire Holdings Inc. dated as of June 9, 2004.*

* Portions of this exhibit have been omitted pursuant to a request for confidential treatment. The omitted material has been filed separately with the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JOHNSONDIVERSEY, INC.

Date: June 25, 2004	/s/ Clive A. Newman
Clive A. Newman
Vice President and Corporate Controller

JOHNSONDIVERSEY, INC.

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

2.1	Stock Purchase Agreement by and among JWP Investments, Inc., Sorex Holdings, Ltd. and Whitmire Holdings Inc. dated as of June 9, 2004.*

*	Portions of this exhibit have been omitted pursuant to a request for confidential treatment. The omitted material has been filed separately with the Securities and Exchange Commission.